Exhibit 99.1
Joint Filing Agreement

                             Joint Filing Agreement


     The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of common stock of Hampshire Group, Limited is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d1-(k) under the Securities Exchange Act of 1934, as amended.


Dated:  January 8, 2003


By:  /s/ Ludwig G. Kuttner

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By:  /s/ Beatrice Ost-Kuttner

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